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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-00142 and Form S-8 No. 33-00144) of our report dated February 7, 1997 (except for Note 5 and the last paragraph of Note 6, for which the date is April 9, 1997), with respect to the consolidated financial statements of Source Media, Inc. included in this Annual Report
(Form 10-K) for the year ended December 31, 1996.



                                      /s/ ERNST & YOUNG LLP

Dallas, Texas
April 9, 1997